Exhibit 99.1

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Oxbridge Re Holdings Limited Reports First Quarter 2023 Results

GRAND CAYMAN, Cayman Islands (May 12, 2023) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), (the “Company”), a provider of reinsurance solutions primarily to property and casualty insurers, reported its results for the three months ended March 31, 2023.

“We were pleased to generate positive performance in the first quarter of 2023 with no losses incurred,” commented Oxbridge Re Holdings Chairman and Chief Executive Officer Jay Madhu

“As an update to our business, in January 2023 we announced the creation of our new Web3 subsidiary SurancePlus Inc (“SurancePlus”). SurancePlus offers an alternative investment opportunity leveraging key qualities of blockchain technology to create a well-designed digital security under SEC guidelines that has complete transparency and compliance,” said Jay Madhu. “SurancePlus commenced an offering of securitized tokens which, assuming no losses, are expected to generate a potential return of 42% a year. This new thrust is an entry into the digital security market which opens an entirely new avenue of democratizing reinsurance and potentially other opportunities in the future.”

“We were also pleased that during this quarter, Oxbridge Acquisition Corp. (NASDAQ: OXAC), the special purpose acquisition company in which we have a significant investment, entered into a business combination agreement with Jet.AI Inc., a software and aviation company. The company develops software and offers fractional aircraft ownership, jet card, aircraft brokerage and charter through its fleet of private aircraft and those of its operating partner. The software segment of the company features the B2C CharterGPT app and the B2B Jet.AI Operator platform. The CharterGPT app uses natural language processing and machine learning to improve the private jet booking experience. The Jet.AI operator platform offers a suite of stand-alone software products to enable FAA Part 135 charter providers to add revenue, maximize efficiency and reduce carbon footprint. The Aviation segment features jet aircraft fractions, jet cards, on-fleet charter, management, and buyer’s brokerage. The transaction is expected to close around mid-July 2023 pending SEC and shareholder approval.’’ Further information on the business combination transaction can be found in the Registration Statement on S-4 (as amended) filed with the Securities and Exchange Commission on May 11, 2023.

“Looking ahead and simply put, we remain confident in our future,” Jay Madhu concluded.

Financial Performance

For the three months ended March 31, 2023, the Company generated net income of $142,000 or $0.02 per basic and diluted common share compared to a net loss of $387,000 or $(0.07) per basic and diluted common share in the first quarter of 2022. The increase during the quarter is due to the positive change in the fair value of equity securities and other investments in 2023 compared to last year-ago period.

Net premiums earned for the three months ended March 31, 2023 were nil compared to $210,000 in the same prior year period. The decrease was due to the acceleration of premium recognition on two of the Company’s reinsurance contracts due to a limit loss suffered in the quarter ended September 30, 2022 resulting in no premiums recorded in the first quarter of 2023 compared to the prior year. There were no losses incurred for the three months ended March 31, 2023 or 2022.

Total expenses were $404,000 for the three months ended March 31, 2023 compared to $361,000 for the same period in the prior year. The increase in 2023 was due to the acceleration of premium recognition as mentioned above and the resulting acceleration in in policy acquisition costs, as well as higher general and administrative expenses due to increased personnel expenses and inflationary expense fluctuations compared to the prior year period.

At March 31, 2023, cash and cash equivalents, and restricted cash and cash equivalents were $3.6 million compared to $3.9 million at December 31, 2022.

Financial Ratios

Loss Ratio. The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. The loss ratio was 0% for the quarter ended March 31, 2023 and 2022 due to no loss or loss adjustment expenses in either period.

Acquisition Cost Ratio. The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs with net premiums earned, decreased to 0% for the quarter ended March 31, 2023 compared to 11% in the prior year period due to no premiums being earned during the quarter ending March 31, 2023.

Expense Ratio. The expense ratio, which measures operating performance, compares policy acquisition costs and general and administrative expenses with net premiums earned. The expense ratio decreased to 0% for the three months ended March 31, 2023 from 171.9% in the prior year due to no premiums being earned in the first quarter of 2023.

Combined ratio. The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. The combined ratio decreased to 0% for the three months ended March 31, 2023 from 171.9% in the prior year. The decrease is due to no premiums being earned in the first quarter of 2023.

Conference Call

Management will host a conference call later today to discuss these financial results, followed by a question and-answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.oxbridgere.com.

Date: May 12, 2023

Time: 4.30 p.m. Eastern time

Toll-free number: 877-524-8416

International number: +1-412-902-1028

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact InComm Conferencing at 201-493-6311 or media@incommconferencing.com

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A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge’s website at www.oxbridgere.com until (date), 2023.

Toll-free replay number: 877-660-6853

International replay number: +1-201-612-7415

Conference ID: 13738808

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re’s licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts and it makes investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on 30th March, 2023. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2023	At December 31, 2022
	(Unaudited)
Assets
Investments:
Equity securities, at fair value (cost: $1,926 and $1,926)	$718	642
Cash and cash equivalents	729	1,207
Restricted cash and cash equivalents	2,891	2,721
Premiums receivable	144	282
Other Investments	11,804	11,423
Due from Related Party	69	45
Operating lease right-of-use assets	85	44
Prepayment and other assets	148	114
Prepaid Offering Costs	252	133
Property and equipment, net	8	5
Total assets	$16,848	16,616

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable to noteholders	172	216
Losses payable	1,073	1,073
Operating lease liabilities	85	44
Accounts payable and other liabilities	333	294
Total liabilities	1,663	1,627

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,866,234 and 5,769,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,536	32,482
Accumulated Deficit	(17,357)	(17,499)
Total shareholders’ equity	15,185	14,989
Total liabilities and shareholders’ equity	$16,848	16,616

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Statements of Income

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended March 31,
	2023	2022

Revenue

Net premiums earned	-	210
Net investment and other income	89	33
Net realized investment gain	-	7
Unrealized gain on other investments	381	(230)
Change in fair value of equity securities	75	(20)

Total revenue	545	-

Expenses
Policy acquisition costs and underwriting expenses	-	23
General and administrative expenses	403	338

Total expenses	403	361

Income before income attributable to noteholders	142	(361)

Income attributable to noteholders	-	(26)

Net income (loss)	142	(387)

Earnings (Loss) per share
Basic and Diluted	0.02	(0.07)

Weighted-average shares outstanding
Basic and Diluted	5,857,643	5,751,008

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%
Acquisition cost ratio	0.0%	11.0%
Expense ratio	0.0%	171.9%
Combined ratio	0.0%	171.9%

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